Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Datasea Intelligent Technology Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares	(1)	457(o)		$	$150,000,000.00	0.0001381	$20,715.00
Fees to be Paid	Debt	Debt securities		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Warrants		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Units		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Rights		457(o)		$	$0.00	0.0001381	$0.00

Total Offering Amounts:							$150,000,000.00		20,715.00
Total Fees Previously Paid:
Total Fee Offsets:									9,514.53
Net Fee Due:									$11,200.47

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of common shares are registered hereunder that may be issued upon conversion of or exchange for any other securities.

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $150,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.

Pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The Registrant is the successor to Datasea Inc. (the “Predecessor”) as a result of a merger completed on April 15,2026, pursuant to which the Predecessor merged with and into the Registrant, a British Virgin Islands company, and each one (1) share of the Predecessor’s common stock, $0.001 par value per share (the “Common Stock”), were converted into the right to receive one (1) Class A ordinary share of the Registrant with no par value (“Class A Ordinary Shares”), except 2,000,000 shares of the Common Stock held by each of Zhixin Liu and Fu Liu were converted into 2,000,000 Class B ordinary shares of the Registrant, respectively. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is applying previously paid but unused filing fees associated with Registration Statement No. 333-272889 filed by the Predecessor against the registration fee otherwise payable with respect to this registration statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Datasea Inc.	(1)	S-3	333-272889	06/23/2023		$9,514.53	Equity	Common Stock, par value$0.001per share		$86,338,702.00	$
Fee Offset Sources	Datasea Inc.		S-3	333-272889		06/23/2023							9,514.53

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form F-3 by $9,514.52, of a total amount of $9,982.31 which represents the registration fee previously paid with respect to $90,583,574 Common Stock, debt securities, warrants or units to be issued from time to time by the Predecessor pursuant to the Predecessor’s Registration Statement on Form S-3 (File No. 333-272889) initially filed by the Predecessor with the Securities and Exchange Commission on June 23, 2023 and declared effective on July 21, 2023.